                                                                    Exhibit 10.1

                 AGREEMENT TO PURCHASE OFFICE/WAREHOUSE BUILDING

                                 BY AND BETWEEN

                        BERMANS THE LEATHER EXPERTS, INC.
                             A Delaware Corporation,
                                    As Seller

                                       AND

                                 IRET Properties
                       A North Dakota limited partnership,
                                  As Purchaser

                            Dated as of June 19, 2002

                                TABLE OF CONTENTS

ARTICLE                                                                              PAGE
ARTICLE 1 DEFINITIONS .............................................................   1

ARTICLE 2 .........................................................................   4

 2.1  Purchase and Sale ...........................................................   4

ARTICLE 3 PURCHASE PRICE ..........................................................   5

 3.1  Purchase Price ..............................................................   5

ARTICLE 4 CLOSING MATTERS .........................................................   5

 4.1  Survey ......................................................................   5

 4.2  Title .......................................................................   5

 4.3  Possession, Prorations and Expenses .........................................   6

 4.4  Escrow ......................................................................   7

 4.5  Closing .....................................................................   8

 4.6  Additional Conditions Precedent to Purchaser's Obligations to Close .........  10

 4.7  Conditions Precedent to Seller's Obligations to Close .......................  10

ARTICLE 5 BROKERAGE ...............................................................  11

 5.1  Brokerage ...................................................................  11

ARTICLE 6 DESTRUCTION, DAMAGE OR CONDEMNATION .....................................  11

 6.1  Destruction or Damage .......................................................  11

 6.2  Condemnation ................................................................  12

ARTICLE 7 COVENANTS, REPRESENTATIONS, WARRANTIES ..................................  13

 7.1  Affirmative Covenants of Seller .............................................  13

 7.2  Representations and Warranties of Seller ....................................  15

 7.3  Representations and Warranties of Purchaser .................................  17

 7.4  Condition of the Property ...................................................  18

ARTICLE 8 CONDITIONS PRECEDENT AND TERMINATION ....................................  19

 8.1  Conditions to Purchaser's Obligations. ......................................  19

ARTICLE 9 DEFAULT .................................................................  20

 9.1  Seller's Default ............................................................  20

 9.2  Purchaser's Default .........................................................  21

ARTICLE 10 NOTICES ................................................................  21

 10.1 Notices .....................................................................  21

                                        i

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
ARTICLE 11 ADDITIONAL COVENANTS ...................................................  22

 11.1 Entire Agreement, Amendments and Waivers ....................................  22

 11.2 Further Assurances ..........................................................  22

 11.3 Survival and Benefit ........................................................  22

 11.4 No Third Party Benefits .....................................................  22

 11.5 Purchaser's Investigation and Inspections ...................................  22

 11.6 Interpretation ..............................................................  22

 11.7 Counterparts ................................................................  23

Exhibit A - Legal Description
Exhibit B - Contracts
Exhibit C - Form of Lease
Exhibit D - Schedule of Licenses
Exhibit E - Permitted Title Exceptions
Exhibit F - Tangible Personal Property
Exhibit G - Tenant Equipment

                 AGREEMENT TO PURCHASE OFFICE/WAREHOUSE BUILDING

     THIS AGREEMENT TO PURCHASE OFFICE/WAREHOUSE BUILDING (this "Agreement") is made this 19th day of June, 2002, by and between Bermans The Leather Experts, Inc., a Delaware corporation ("Seller") and IRET Properties, a North Dakota limited partnership ("Purchaser").

                                R E C I T A L S:

     A. Seller is the fee owner of the Real Property (as hereinafter defined) commonly known as 7401 Boone Avenue North, Brooklyn Park, Minnesota, and legally described on Exhibit A and the owner of the Property (as hereinafter defined).

     B. Seller desires to sell, and Purchaser desires to purchase, the Property, with a lease back of the Property to Seller, all upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1     DEFINITIONS When used herein, the following terms shall have the respective meanings set forth opposite each such term:

AGREEMENT:            This Agreement to Purchase Office/Warehouse Building,
                      including all Exhibits attached hereto which are, by this reference, incorporated herein and made a part hereof.

ASSIGNED CONTRACTS:   The Contracts that will be assigned to Purchaser at
                      Closing and designated "Assigned" on the list of Contracts attached as Exhibit B.

CLOSING: The conveyance of title to the Property in accordance with the provisions of this Agreement, delivery of all documents required to be delivered hereunder and the disbursement of funds

CLOSING DATE:         The tenth (10/th/) day following the expiration of the Due
                      Diligence Period (provided Purchaser has not terminated this Agreement as provided in Section 8.1 below), or such earlier date as Purchaser may designate by at least ten (10) days' prior notice to Seller, but in any event not later than June 25, 2002, time being of the essence.

CONTRACTS:            All written or oral contracts, if any, for the provision
                      of public utility service to the Real Property and all guarantees and warranties in effect with respect to the Property or any portion thereof. A true, correct and complete list of the foregoing is attached as Exhibit B hereto.

DEED: That certain recordable Limited Warranty Deed to be delivered by Seller to Purchaser at the closing conveying title to the Real Property to Purchaser (or to Purchaser's designee) subject only to the Permitted Title Exceptions.

DEPOSIT: The sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), which shall be deposited by Purchaser with Escrowee, as escrowee, pursuant to Escrowee's customary form of joint order escrow agreement satisfactory to Seller and Purchaser, in an interest bearing account with interest payable to Purchaser, upon Purchaser's and Seller's execution of this Agreement, to be held as earnest money subject to the terms of this Agreement. The Deposit shall be non-refundable to Purchaser except to the extent set forth herein.

DUE DILIGENCE         The period of time commencing on the date hereof and
PERIOD:               ending on the earlier of (a) June 14, 2002, and (b) ten
                      (10) days after Buyer's receipt of all of the items specified in Section 7.1(b) or notice that no additional items are available.

ESCROWEE:             Commercial Property Title, Minneapolis, Minnesota, to be
                      underwritten pursuant to an insured closing letter satisfactory to Seller issued by Stewart Title of Denver, Inc. Title Insurance Company, 50 South Steele Street,
                      Suite 600, Denver, Colorado 80209, Attn: Carma Allen,
                      phone: 303 331-0333; fax: 303-331-9867.

LEASE: The Lease, in the form of Exhibit C, to be entered into at the Closing by Purchaser, as landlord and Seller, as tenant.

LICENSES:             All licenses, franchises, certifications, authorizations,
                      approvals and permits issued or approved by any governmental authority and relating to the operation, ownership and maintenance of the Property or any part thereof, including elevator permits, machinery permits, ingress and egress permits and the like, including, but not limited to those which are identified and described in Exhibit D.

PERMITTED             The matters of record listed and described in Exhibit E
TITLE                 and any other matters which Purchaser shall approve in
EXCEPTIONS:           writing.

PROPERTY:             Collectively, the Real Property, the Assigned Contracts,
                      the Tangible Personal Property and the Licenses.

PURCHASE              The consideration payable by Purchaser to Seller for the
PRICE:                Property as provided in Article 3.

PURCHASER:            IRET Properties, a North Dakota limited partnership.

REAL                  The land on which has been constructed an office warehouse
PROPERTY:             building, the address of which is 7401 Boone Avenue North,
                      Brooklyn Park, Minnesota, all as legally described in Exhibit A, together with all improvements thereon or therein (including all replacements or additions thereto between the date hereof and the Closing Date)
                      (collectively the "Improvements"); all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto
                      (including all replacements or additions thereto between the date hereof and the Closing Date); all privileges, rights, easements, hereditaments and appurtenances thereto belonging; and all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof), but excluding the Tenant Equipment.

SELLER:               Bermans The Leather Experts, Inc., a Delaware corporation

SURVEY: The as-built survey of the Real Property prepared by Sunde Land Surveying, LLC, dated August 2, 2001, which may be updated and certified to Seller, Purchaser and Title Insurer as provided in Section 4.1.

TANGIBLE              Those items of machinery, equipment, fixtures, furnishings
PERSONAL              and other tangible personal property situated in or upon
PROPERTY:             and used in connection with the operation or maintenance
                      of the Real Property or any part thereof, and all replacements, additions or accessories thereto between the date hereof and the Closing Date, identified and described in Exhibit F, but excluding the Tenant Equipment.

TENANT                All trade fixtures and other special equipment, machinery
EQUIPMENT:            and personal property now or hereafter installed or
                      located on the Land or in the Improvement and primarily used for the business conducted from time to time at the Property, including without limitation the items listed on Exhibit G.

TITLE                 A commitment for an ALTA Form B Owner's Title Insurance
COMMITMENT:           Policy for the Real Property issued by the Title Insurer
                      in the full amount of the Purchase Price, covering title to the Real Property on or after the date hereof, showing
                      Seller as owner of the Real Property in fee simple.

TITLE INSURER:        Stewart Title of Denver, Inc.

                                    ARTICLE 2

     2.1 PURCHASE AND SALE Subject to the conditions and on the terms and provisions contained in this Agreement:

           (a) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser or Purchaser's nominee the Real Property and Improvements by the Deed.

           (b) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, convey and transfer to Purchaser or Purchaser's nominee all of Seller's right, title and interest in the Assigned Contracts and the Licenses. Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, convey and transfer to Purchaser or Purchaser's nominee the Tangible Personal Property by good and sufficient bill of sale containing full warranties of title free and clear of liens, claims, encumbrances and restrictions of every kind and description except the Permitted Title Exceptions to the extent applicable thereto.

                                    ARTICLE 3
                                 PURCHASE PRICE

     3.1 PURCHASE PRICE. The Purchase Price shall be Thirteen Million and 00/100 Dollars ($13,000,000.00), payable as hereinafter provided. Purchaser agrees to pay to Seller and Seller agrees to accept payment of the Purchase Price as follows:

           (a) The Deposit shall be disbursed to Seller at Closing and applied against the Purchase Price at Closing, with any interest thereon disbursed to Purchaser.

           (b) Purchaser shall pay to Seller, at Closing, the sum of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00), plus or minus prorations as hereinafter provided, by bank wire transfer of collected, immediately available federal funds.

                                    ARTICLE 4
                                 CLOSING MATTERS

     4.1 SURVEY. Seller has delivered the Survey to Purchaser. Purchaser accepts the Survey as sufficient for its purposes and the matters disclosed thereby. [provided that the Title Insurer will delete the survey exception based on the Survey and Seller's affidavit regarding lack of material changes that would affect survey issues.] Purchaser may, at its expense, cause the Survey to be updated and certified to a current date for the benefit of Seller, Purchaser and the Title Insurer. If any such updated survey discloses a matter (not disclosed on the Survey) that adversely affects marketability of title, the same shall be disposed of pursuant to Section 4.2 as in the case of an exception to title that is not a Permitted Title Exception.

     4.2 TITLE. (a) Purchaser has ordered from Title Insurer the Title Commitment, together with copies of any title exception documents referenced therein. The Title Commitment delivered hereunder shall be conclusive evidence of good and marketable title as therein shown, subject only to those exceptions as therein stated and Purchaser accepts the condition of title as reflected by the Title Commitment, subject to adverse matters that may be disclosed by any updated survey pursuant to Section 4.1. If an update of such Title Commitment or of the Survey discloses exceptions to title other than (i) Permitted Title Exceptions; (ii) other exceptions reasonably satisfactory to Purchaser; or (iii) liens and encumbrances to secure indebtedness which are of a definite or ascertainable dollar amount and which Seller hereby agrees to remove concurrently with the Closing, Purchaser shall notify Seller within ten (10) days of Purchaser's receipt thereof, in which event Seller shall have twenty (20) days from the date of delivery of such notice to have such exceptions removed or to obtain the commitment of the Title Company to provide affirmative insurance to Purchaser over such exceptions. If Seller fails to have any such exceptions removed or fails to cause the Title Company to issue its commitment to insure over the same on or prior to the expiration of such twenty (20) day cure period, Purchaser may either elect (x) to take title as it then is, with the right to deduct from the Purchase Price liens or encumbrances of a definite or ascertainable dollar amount (provided, however, Purchaser shall not be permitted to attempt to remove non-lien exceptions, such as easements and covenants, conditions, and restrictions of record by the payment of money or deduction from the Purchase Price), or (y) to terminate this Agreement and all of the rights and remedies of the parties hereto (and receive a return of the Deposit), by delivery of notice to that effect to Seller at any time within ten (10) days after the earliest of
(i) the date on which Seller notifies Purchaser of its failure to have any such exceptions removed or insured over, (ii) the expiration of such twenty (20) day period, or (iii) June 14, 2002. If the liens that are definite and ascertainable for which Purchaser intends to deduct from the Purchase Price exceeds $300,000 (other than the mortgage identified in paragraph 3 of Exhibit E which shall be paid by Seller at the Closing), Seller may terminate this Agreement and all of the rights and remedies of the parties hereto. If Purchaser shall elect to take title subject to any such exceptions, all of such exceptions shall thereupon constitute, for all purposes hereof, Permitted Title Exceptions. At the Closing and as a condition precedent to the obligations of Purchaser hereunder, the Title Commitment shall be endorsed or "marked-up" by the Title Company in accordance with the Title Commitment as set forth above and without any other material change not acceptable to Purchaser in the exercise of its reasonable judgment, subject only to the Permitted Exceptions and other exceptions reasonably acceptable to Purchaser, showing fee simple title to the Property as vested in Purchaser, and containing customary "extended coverage" over the standard printed exceptions by deletion or, where appropriate, limitation, deletion of the creditors' rights exclusion, a restrictions endorsement (if appropriate), and an ALTA Zoning Endorsement 3.1 by Purchaser (collectively, the "Title Endorsements"). All costs of preparation and delivery of the Title Commitment shall be paid by Seller, with Purchaser responsible for the premium for the title policy issued pursuant thereto.

     4.3   POSSESSION, PRORATIONS AND EXPENSES

           (a) Subject to the Permitted Title Exceptions, sole and exclusive possession of the Property, subject only to the right of the tenant under the Lease, shall be delivered to Purchaser on the Closing Date.

          (b) There shall be no proration of rents, utility charges and deposits; real estate taxes and installments of special assessments; prepaid income and other expenses customarily prorated on the transfer of similar buildings in the Minneapolis-St. Paul metropolitan area, as Annual Rent and other amounts payable under the Lease will commence as of the Closing (with Purchaser, as original landlord, entitled thereto) and with Seller, as seller for the period prior to Closing, and as tenant under the Lease for the period on and after the Closing, entitled to the revenue and responsible for the expenses that would otherwise be prorated at Closing. Although no cash proration will be made, Seller and Purchaser acknowledge and agree that the proration of real estate taxes and installments of special assessments is based on those due and payable in 2002.

          (c) Seller shall pay all title commitment preparation charges and the deed or transfer tax on the conveyance to Purchaser. Purchaser shall pay all charges for its due diligence and environmental investigations, updated survey, deed and mortgage recordation, purchaser's and lender's title insurance and lender's escrow charges incurred in connection with any mortgage loans obtained by Purchaser. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

          (d) The parties shall split equally the cost of any escrow closing fee charged by the Escrowee.

          (e) Notwithstanding the foregoing, if at any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the closing statement but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the closing statement. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

     4.4 ESCROW. Within three (3) business days of the date hereof Purchaser shall cause the Deposit to be made into the Joint Order Escrow Agreement. Within three (3) business days prior to the Closing Date, the parties, through their respective attorneys, shall establish an escrow with the Escrowee through which the transaction contemplated hereby shall be closed ("Closing Escrow Agreement"). The parties shall direct the Escrowee to invest the Deposit in accounts or securities permitted by Escrowee at the highest available rate of interest, which interest shall be applied on account of the cash portion of the Purchase Price at Closing, or if Closing does not occur, paid to Purchaser. The Closing Escrow Agreement shall contain special provisions added thereto as may be required to conform to the provisions of this Agreement. Said Closing Escrow Agreement shall be auxiliary to this Agreement, and this Agreement shall not be merged into or in any manner superseded by said escrow. The escrow costs and fees shall be equally divided between Purchaser and Seller. The

Escrowee shall file, unless otherwise directed by Purchaser, with the Internal Revenue Service the information return (Form 1099B) required by Section 6045(e) of the Internal Revenue Code and any regulations issued pursuant thereto. Seller shall be responsible to give to the Escrowee such information of Seller that the Escrowee needs in order to complete such form.

     4.5  CLOSING.

          (a) The transaction contemplated hereby shall close at 9:00 a.m. on the Closing Date at the offices of the Escrowee in Minneapolis, Minnesota, or on such other date, time and place as the parties may mutually agree.

          (b) On the Closing Date, Seller shall deposit in the escrow the following:

               (i)    The Deed;

               (ii) Seller's assignment of the Assigned Contracts and Licenses as provided in Section 2.1(b)

               (iii)  Seller's bill of sale as provided in Section 2.1(b);

               (iv) Originals of all Assigned Contracts and Licenses assigned to Purchaser pursuant to Section 4.5(b)(ii) above (or where originals are unavailable, copies duly certified by Seller as being true, correct and complete copies of the originals);

               (v) Certificates of insurance for all policies of insurance required to be carried by the tenant under the Lease, naming Purchaser as an additional insured thereunder as of the Closing Date;

               (vi) An ALTA statement in form required by the Title Insurer, consistent with the limited matters warranted under the Deed

               (vii)  A counterpart of the Lease.

               (viii) Seller's certification respecting the status of all representations and warranties made herein as of the Closing Date; and

               (ix)   FIRPTA Affidavit

          (c) On the Closing Date, Purchaser shall deposit the following in escrow:

               (i) An ALTA statement in form required by the Title Insurer, if required by Title Insurer;

               (ii) The balance of the Purchase Price as provided in Section 3.1(b) above;

               (iii) Purchaser's assumption of the Assigned Contracts and Licenses as provided in Section 2.1(b) above; and

               (iv) A counterpart of the Lease and any short form or memorandum lease prepared by Seller and reasonably acceptable to Purchaser.

          (d) Seller and Purchaser shall jointly deposit in the escrow or deliver to each other at Closing an agreed proration statement and certificates complying with the provisions of state, county and local law applicable to the determination of documentary and transfer taxes.

          (e) All closing documents to be furnished by the parties pursuant hereto shall be in form, execution and substance reasonably satisfactory to Seller, Purchaser and their respective legal counsel.

          (f) All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

          (g) Seller hereby acknowledges that Purchaser may desire to utilize a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, to acquire the Property from Seller. Seller agrees to cooperate reasonably with Purchaser, at Purchaser's cost, in order to effect an exchange on or before the Closing Date and will execute any documents reasonably necessary to consummate such tax deferred exchange that are reasonably acceptable to Purchaser. Purchaser may, in connection with such exchange, make assignments of fractional interest in this Agreement to individuals or entities who or which identify such fractional interest as their replacement property under Section 1031 of the Code. Purchaser shall in all events be responsible for all reasonable costs and expenses related to the Section 1031 exchange, including reasonable attorney fees for review of the exchange documents, and shall fully indemnify, defend and hold Seller harmless from and against any and all liability, claims, damages, expenses

     (including reasonable attorneys' fees), proceedings and causes of action of any kind or nature whatsoever asserted against or incurred by Seller and arising out of, connected with or in any kind or manner related to such 1031 exchange. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Purchaser. In no event shall Purchaser be required (i) to take title to any property,
     (ii) to make (and hereby disavows) any representation as to the suitability of the Property as a like-kind property under Section 1031 of the Code or as to the tax consequences of any such proposed structure or transaction,
     (iii) to incur or assume any additional risks, costs or obligations; (iv) to release Purchaser from any liability under this Agreement or the Lease and may require Purchaser to so agree in a separate instrument at Closing, or (v) to delay Closing beyond the Closing Date (as it may be extended pursuant to any of the provisions of this Agreement other than this Section 4.5).

     4.6 ADDITIONAL CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS TO CLOSE. Purchaser's obligation to purchase the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser's sole and absolute discretion.

          (a) Title. The Title Insurer shall have issued or be irrevocably committed to issue to Purchaser a title insurance policy in the form required hereunder, dated not earlier than the dates and time of recording of the Deed.

          (b) Covenants. Seller shall have performed and observed in all material respects all covenants of Seller under this Agreement or, if there has been a material default by Seller of a covenant, Seller has caused such default to be cured prior to the Closing.

          (c) Representations and Warranties. All representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date or, if a representation or warranty of Seller shall prove to be untrue or incorrect in any material respect, Seller shall have rectified the circumstances in a manner that will prevent Purchaser from suffering any loss on account thereof.

     4.7 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS TO CLOSE. Seller's obligation to sell the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Seller in Seller's sole and absolute discretion.

          (a) Title. The Title Insurer shall have issued or be irrevocably committed to issue to Seller a title insurance policy insuring Seller's leasehold estate under the Lease, dated not earlier than the dates and time of recording of the Deed and the short form lease.

          (b) Covenants. Purchaser shall have performed and observed in all material respects all covenants of Purchaser under this Agreement or, if there has been a material default by Purchaser of a covenant, Purchaser has caused such default to be cured prior to the Closing.

          (c) Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

                                    ARTICLE 5
                                    BROKERAGE

     5.1 BROKERAGE. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby other than Colliers Towle Real Estate. Seller shall be responsible for any commission earned by Colliers Towle Real Estate pursuant to its separate listing agreement. Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Purchaser.

                                    ARTICLE 6
                       DESTRUCTION, DAMAGE OR CONDEMNATION

     6.1 DESTRUCTION OR DAMAGE. If, subsequent to the date hereof and prior to the Closing Date, all or any material portion of the Property shall be destroyed or damaged by one or more incidents of vandalism, fire and/or other casualty, whether or not covered by insurance, Seller shall immediately give Purchaser notice of such occurrence. If such damage or destruction shall affect all or a material portion of the Property, Purchaser, within fifteen (15) days after receipt of such notice from Seller, may elect to either (a) terminate this Agreement, in which event the Deposit, and any interest thereon, shall be returned forthwith to Purchaser, all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (b) close the transaction contemplated hereby as scheduled (except that if the Closing Date is less than fifteen (15) days following Purchaser's receipt of such notice, Closing shall be delayed until Purchaser makes such election), in which event Purchaser shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Purchaser at closing all insurance proceeds collected or claimed with respect to said loss or damage and Purchaser shall receive an adjustment to the Purchase Price for any deductible or self-insured amount, less in either case any costs incurred by Seller in repairing the damage and securing the Property. If such damage or destruction does not affect a material portion of the Property, Seller shall assign and/or pay to Purchaser at Closing all insurance proceeds collected or claimed with respect to said loss or damage and Purchaser shall receive an adjustment to the Purchase Price for any deductible or self-insured amount, less in either case any costs incurred by Seller in repairing the damage and securing the Property. In any such case where this Agreement is not terminated and the Closing occurs, the rights and obligations of the parties in respect of the repair and restoration of such damage, and the insurance proceeds shall be determined pursuant to the Lease. For purposes of this Section 6.1, damages to a "material portion" of the Property shall be deemed to be (i) damages reasonably estimated by Purchaser to cost in excess of $250,000.00 to repair, or (ii) damages reasonably likely in Purchaser's reasonable judgment to take more than six (6) months to repair.

     6.2 CONDEMNATION. If, subsequent to the date hereof and prior to the Closing Date, any proceeding (judicial, administrative or otherwise) which shall relate to the proposed taking of any portion of the Real Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Real Property, is threatened, instituted or commenced, Seller shall immediately deliver notice thereof to Purchaser. In the event such proceeding relates to the proposed condemnation or taking of a substantial portion of the Real Property or the closing of a right of access to the Real Property, Seller or Purchaser shall have the right and option to terminate this Agreement by giving written notice to such effect within ten (10) days after actual receipt of written notification of any such occurrence or occurrences. Failure to give such notice within such time shall be conclusive evidence that Seller or Purchaser, as the case may be, has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice, and Purchaser shall be credited with or be assigned all Seller's right to any proceeds therefrom to the extent attributable to the Property, less in either case any costs incurred by Seller in repairing the damage and securing the Property. Should Seller or Purchaser elect to so terminate this Agreement, the Deposit plus any interest thereon shall be returned forthwith to Purchaser, and thereupon the parties hereto shall be released from any and all further obligations hereunder. If the Closing Date is less than ten (10) days following the last day on which Seller or Purchaser is entitled to elect to terminate this Agreement, then the Closing shall be delayed until Seller or Purchaser makes such election. Notwithstanding the foregoing, if such proceeding by way of condemnation or eminent domain shall be "insubstantial," Seller and Purchaser shall not have the right to terminate this Agreement but Purchaser shall be credited with or be assigned all Seller's right to any proceeds therefrom to the extent attributable to the Property, less in either case, any costs incurred by Seller in repairing the damage and securing the Property. An "insubstantial" proceeding shall be one which (i) does not relate to the taking or closing of any right of access to the Real Property,
(ii) affects only the perimeter of the Real Property and does not involve more than the equivalent of Two Hundred Fifty Thousand Dollars ($250,000.00) in value, (iii) does not give rise to the right to cause the termination of the Lease, and (iv) does not involve any relocation of utility facilities serving the Real Property (providing this latter condition shall be deemed deleted if Seller shall agree to pay any cost of relocation of any of the same and may use such part of the proceeds of the award allocable thereto for such purpose), and any other condemnation or eminent domain proceeding shall be deemed "substantial". If the Closing occurs, then the Annual Rent under the Lease shall be reduced by an amount equal to 10.5% of the net amount of the award credited, assigned or otherwise payable to Purchaser and not applied to Restoration or such relocation of utility facilities.

                                    ARTICLE 7
                     COVENANTS, REPRESENTATIONS, WARRANTIES

     7.1  AFFIRMATIVE COVENANTS OF SELLER.

          (a) From the date of Seller's acceptance hereof to the Closing Date or earlier termination of this Agreement, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided that, from and after the end of the Due Diligence Period, without the prior written consent of Purchaser, which consent Purchaser may give or deny in its sole and absolute discretion, Seller shall not do, suffer or permit, or agree to do, any of the following:

               (i) enter into any transaction in respect to or affecting the Property out of the ordinary course of business, but this provision shall not affect Seller's right to mortgage, or refinance or restructure any financing on, the Property;

               (ii) sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in or to the Property or which will prevent Seller's full performance of its obligations hereunder;

               (iii) enter into, amend, waive any rights under, terminate or extend any Assigned Contract or License without Purchaser's consent;

               (iv) remove from the Property any of the fixtures thereon or any of the Tangible Personal Property, other than the Tenant Equipment;

               (v) make or permit any alterations to the Property, other than "Alterations" made in accordance with the Lease if the same were then in effect; or

               (vi)   reduce the level of maintenance to the Property.

          (b) To the extent within Seller's possession or, if known to Seller and reasonably within Seller's control and, in either case, not heretofore delivered to Seller or its advisors, Seller shall deliver to Purchaser not later than ten (10) business days following Purchaser's receipt from Seller of a fully executed original of this Agreement true, correct and complete copies of the following, if and to the extent reasonably available:

               (i) all Assigned Contracts and Licenses, together with all amendments and modifications of any of the foregoing;

               (ii)   insurance bills for 2002;

               (iii) the real estate tax statement pertaining to the Real Property for taxes payable in 2002;

               (iv) plans and specifications, if any, for the Improvements, including the "as built" plans and specifications for all existing renovations thereto;

               (v) all appraisal, engineering, soils, hazardous materials and architectural maps, plans, reports, studies, drawings, and specifications prepared for or in connection with the Real Property within the last five (5) years;

               (vi) evidence, if such is the case, that the Real Property complies with existing applicable zoning ordinances. Letters stating compliance from local governmental authorities shall constitute satisfactory evidence;

               (vii) current ALTA surveys of the Real Property if already available;

               (viii) Phase I environmental reports for the Property if already available.

     No representation or warranty, express or implied, of any kind is made by Seller in respect of any of the deliveries heretofore or hereafter made pursuant to this Section 7.1(b). Purchaser covenants with and represents and warrants to Seller that Purchaser, the Inspection Parties, and its agents will strictly retain the confidentiality of the information set forth in or provided pursuant to this Agreement or obtained in connection with any inspection under Section 8.1 and will not disclose the same to any third party, except that Purchaser may disclose the same to its legal counsel and other experts under instructions to retain the confidentiality of such information on the same basis as set forth herein as to Purchaser. The provisions of this paragraph shall survive the termination of this Agreement, but not the Closing.

          (c) From the date of Seller's acceptance hereof to the Closing Date, Purchaser may order an environmental report to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study"). Purchaser shall pay all costs of the Environmental Study. Seller shall cooperate with Purchaser and its agents in arranging the Environmental Study.

          (d)  Seller shall:

               (ix) promptly deliver to Purchaser copies of any notices received by Seller from any person, firm, corporation or governmental agency alleging any default on the part of Seller under any contract or agreement (including any Assigned Contract) relating to the Property, or any violation of any applicable law or ordinance with respect thereto, or with respect to any special assessments or proposed increases in the valuation of the Property;

               (x) maintain the policies of insurance for the Property currently in effect, or policies of like amount and coverage, in full force and effect, and

               (xi) promptly notify Purchaser of any litigation, arbitration proceeding or administrative hearing which affects the Property in any manner and which is instituted after the date hereof.

     7.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser on and as of the date hereof and, except to the extent expressly otherwise stated in the certificate to be delivered pursuant to
Section 4.5(b)(viii), on and as of the Closing Date as follows:

          (a) All representations and warranties of Seller appearing in other Sections of this Agreement are true and correct to the best knowledge of Seller.

          (b) Except for the occupancy of corporations affiliated with Seller, there are no occupancy agreements, leases, lettings or tenancies in effect which will affect the Property after Closing. The occupancy by such affiliates shall be made subordinate to the Lease as of the Closing.

          (c) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of or constitute a default or permit acceleration of maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which Seller or the Property is subject or by which Seller or the Property is bound.

          (d) To the best knowledge of Seller, there are no claims, causes of action or other litigation or proceedings pending or threatened in respect to the ownership or operation of the Property or any part thereof (including condemnation proceedings, disputes with tenants, mortgagees, governmental authorities, utilities, contractors, adjoining land owners and suppliers of goods or services) except possible claims for workers' compensation, personal injury or property damage which are fully insured and as to which the insurer has accepted defense without reservation.

          (e) Seller has received no written report or written notice indicating that prior to and during Seller's ownership of the Property, (i) any Hazardous Materials, as defined below, have been located on the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property, in any such case in violation of any applicable Environmental Law; (ii) any underground storage tanks are now located on the Property; (iii) the Property has been used as a dump for waste material in violation of any applicable Environmental Law; and (iv) the Property has not materially complied (which non-compliance has not been corrected as the date hereof) with any applicable Environmental Law.

          The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Minnesota, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" under any provision of Minnesota law; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyl; (v) radioactive material; (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (1251 et seq. (33 U.S.C. (1317); (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (6901 et seq. (42 U.S.C. (6903); or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (9601 et seq. (42 U.S.C. (9601). The term "Environmental

     Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

          (f) Seller has not received within the last twelve (12) months written notice from any governmental authority of any material violations of any federal, state, county or municipal laws, ordinances, orders, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which are unresolved.

          (g) There are no tenant inducement costs or tenant improvement allowances that are to be paid or performed by Seller as landlord under any lease or occupancy agreement which have not been paid or performed prior to Closing.

          (h) To the best knowledge of Seller, there is no "well" (as defined in Minnesota Statutes (S) 103I.005, Subd. 21) located on the Real Property.

          (i) To the best knowledge of Seller, there is no "individual sewage treatment system" (as defined in Minnesota Statutes (S) 115.55, Subd. 1(g)) located on the Real Property.

          (j) To the best knowledge of Seller, there exists with respect to the Property no outstanding breach for which an enforcement action may be successfully maintained pursuant to certain Protective Covenants, dated September 5, 1980, filed in the office of the Hennepin County, Minnesota, Registrar of Titles as Document No. 1394458, as amended instruments filed as Document Nos. 1438207 and 1667180.

As used herein, the "Seller's Representatives" are Peter G. Michielutti and Donald Lucas and to the "best knowledge of Seller" shall mean and be limited to the actual knowledge of the Seller's Representatives. Seller represents that Peter G. Michielutti and Donald Lucas are the persons with primary responsibility for the management and sale of the Property.

     7.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

          (a) All representations and warranties of Purchaser appearing in other Sections of this Agreement are true and correct.

          (b) Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser's behalf and to bind Purchaser thereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms.

     7.4 CONDITION OF THE PROPERTY. SELLER AND PURCHASER HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED HEREIN OR IN THE CLOSING DOCUMENTS ("EXPRESS REPRESENTATIONS"), THE PROPERTY IS BEING AND SHALL BE SOLD, TRANSFERRED AND CONVEYED TO PURCHASER, AND THAT PURCHASER SHALL ACCEPT TITLE TO THE PROPERTY, ON AN "AS-IS, WHERE-IS" BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER OR ANY AGENT, EMPLOYEE OR REPRESENTATIVE OF SELLER WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, FINANCIAL OR OTHER CONDITION OF THE PROPERTY OR WITH RESPECT TO THE EXISTENCE OF HAZARDOUS, DANGEROUS OR TOXIC SUBSTANCES, MATERIALS OR WASTES OR STORAGE TANKS AT, IN, UPON OR UNDER THE PROPERTY. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS MADE AND HEREBY MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AND HEREBY DISCLAIMS ANY IMPLIED WARRANTY REGARDING THE FITNESS FOR PARTICULAR PURPOSE, QUALITY OR MERCHANTABILITY OF THE PROPERTY. PURCHASER HEREBY ACKNOWLEDGES AND STATES THAT PURCHASER HAS CONDUCTED OR, DURING DUE DILIGENCE PERIOD, WILL HAVE HAD THE OPPORTUNITY TO CONDUCT AND WILL CONDUCT, PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, ITS OWN INSPECTION AND INVESTIGATION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, PHYSICAL AND ENVIRONMENTAL INSPECTIONS, TESTS AND STUDIES. EXCEPT FOR ANY CLAIM FOR A BREACH OF THE EXPRESS REPRESENTATIONS, UPON CLOSING, PURCHASER SHALL BE DEEMED TO HAVE WAIVED ANY AND ALL CLAIMS, CAUSES OF ACTION AND SUITS AGAINST SELLER AND/OR ITS AFFILIATES AND NOMINEES WITH RESPECT OR IN ANY WAY RELATING TO, AND HEREBY FOREVER RELEASES SELLER AND ITS AFFILIATES AND NOMINEES FROM, ANY AND ALL LIABILITY, LOSS, DAMAGE, COST, EXPENSE, PENALTY, FINE, LIEN OR INJURY THAT PURCHASER OR ANY AFFILIATE OR NOMINEE MAY SUFFER, SUSTAIN OR INCUR IN CONNECTION WITH, WITH RESPECT TO OR IN ANY WAY RELATING TO THE PHYSICAL, ENVIRONMENTAL, FINANCIAL OR OTHER CONDITION OF THE PROPERTY. THE TERMS, PROVISIONS, COVENANTS,

OBLIGATIONS AND AGREEMENTS OF PURCHASER SET FORTH IN THIS SECTION 7.4 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

                                    ARTICLE 8
                      CONDITIONS PRECEDENT AND TERMINATION

     8.1  CONDITIONS TO PURCHASER'S OBLIGATIONS.

     If for any reason in Purchaser's sole and absolute discretion based on its review of the materials provided by Seller, its due diligence investigations, or its market studies to determine the economic feasibility of its investment in the Property, Purchaser elects not to proceed with the transaction contemplated by this Agreement, then Purchaser may terminate this Agreement by delivering notice to Seller prior to the expiration of the Due Diligence Period, in which event the Deposit and any interest thereon shall forthwith be returned to Purchaser and thereupon neither Seller nor Purchaser shall have any further rights, duties or obligations under this Agreement except for those obligations which specifically survive termination pursuant to the terms hereof. If Purchaser fails to give Seller such notice of termination as aforesaid, Purchaser shall have no right to terminate this Agreement pursuant to this
Section 8.1.

     In connection with Purchaser's due diligence activities on the Property, Purchaser and Purchaser's employees, agents, contractors and subcontractors ("Inspection Parties") shall have the right to enter upon the Property at all reasonable times during business hours prior to the expiration of the Due Diligence Period solely for the purpose of performing investigations, provided that Purchaser gives Seller or Seller's designated representative not less than twenty-four (24) hours prior notice and provided further that Purchaser's and the Inspection Parties' activities on the Property shall not, in Seller's sole judgment, interfere with the use and operation of the Property or any neighboring properties. Furthermore, during the performance of any studies or other due diligence activities of Purchaser and the Inspection Parties at the Property, Seller shall have the right, but not the obligation, in each instance, to have a representative present. Any entry upon the Property by Purchaser and the Inspection Parties shall be subject to, and Purchaser and such other parties shall comply with any and all rules, regulations, standards and conditions as Seller may impose. Purchaser shall deliver to Seller promptly upon receipt by Purchaser a true and correct copy of each inspection report or summary, survey, engineering or architectural study, soil test report, environmental report or other written result of any such inspection, investigation, study or test conducted by or on behalf of Purchaser. Promptly after entry onto or completion of any due diligence activity at the Property, Purchaser shall, at its sole cost and expense, repair any damage to the Property and restore the Property to substantially the same condition as existed immediately prior to such entry or due diligence activity. Notwithstanding anything to the contrary contained above, Purchaser and the Inspection Parties shall not perform any invasive tests, investigations or studies of or at the Property without the prior consent of Seller, which consent may be withheld in Seller's sole discretion. Additionally, prior to conducting any tests, investigations, inspections, studies or other due diligence activities at the Property, Purchaser and the Inspection Parties shall deliver to Seller evidence satisfactory to Seller that Purchaser and such Inspection Parties have obtained and have in full force and effect such general liability and other insurance in types and amounts reasonably acceptable to Seller and naming Seller and any other parties designated by Seller as additional insiders. Purchaser and the Inspection Parties shall indemnify, defend and hold Seller harmless from and against any and all losses, costs, liens, damages, claims, suits, actions, liabilities, injuries and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by or asserted against Seller or the Property in connection with or arising in any way out of Purchaser's and the Inspection Parties' entry upon, presence at and due diligence activities in, at, upon and about the Property pursuant to this Agreement, including but not limited to (a) any injury or damage to, or caused by, Purchaser or the Inspection Parties, (b) any mechanic's, materialmen's or other lien or claim therefor, and (c0 any wrongful or negligent act or omission by Purchaser or the Inspection Parties. Purchaser's obligations under this Section 8.1 shall survive the termination of this Agreement or the Closing hereunder (whichever is to occur).

     8.2 SELLER'S UNCONDITIONAL TERMINATION RIGHT. If, for any reason whatsoever, the Closing does not occur by June 25, 2002, time being of the essence, Seller may, at its election, at any time thereafter upon notice to Purchaser terminate this Agreement. This termination right (a) has been specifically negotiated as an inducement for Seller to enter into this Agreement, (b) is not a remedy dependent upon default by any party, and (c) is absolute and unconditional. Upon termination pursuant to this Section 8.2, the Deposit, with any accrued interest thereon, shall be returned to Purchaser and all rights of Seller and Purchaser shall terminate, except for those obligations which expressly survive termination of this Agreement.

                                    ARTICLE 9
                                     DEFAULT

     9.1 SELLER'S DEFAULT In the event that Seller shall default in the performance of any of its obligations under this Agreement and Seller fails to cure such default within ten (10) days after receipt of written notice of Purchaser to Seller specifying the nature of such default, then Purchaser shall have as its sole remedies, subject to the other terms and provisions of this Agreement, either to (i) terminate this Agreement in which event the Deposit and any interest thereon shall forthwith be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party, or (ii) sue Seller for specific performance of this Agreement and Seller's obligation to convey the Property and deliver the closing documents. Notwithstanding the foregoing, if Seller willfully and intentionally breaches its obligations under this Agreement, and Purchaser elects to terminate this Agreement on account of such breach by Seller, then in addition to its remedy subsection (ii) above, Purchaser shall be entitled to collect from Seller, and Seller shall be obligated to pay to Purchaser, Purchaser's actual reasonable out-of-pocket expenses incurred to third parties in connection with this Agreement.

     9.2 PURCHASER'S DEFAULT. If Purchaser defaults under this Agreement, Purchaser and Seller shall have the right to terminate this Agreement upon thirty (30) days notice to Purchaser in which event the Deposit and any interest thereon shall thereupon belong and be paid to Seller, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party. Except for Purchaser's obligations under Sections 5.1 and 8.1, Seller's termination remedy shall be its sole and exclusive remedy under this Agreement at law or in equity.

                                   ARTICLE 10
                                     NOTICES

     10.1 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mails, if mailed, or deposit with an overnight express courier or by facsimile transmission with an original delivered by overnight express courier. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

     If to Purchaser:              IRET Properties
                                   P.O. Box 1988
                                   Minot, ND 58702-1988
                                   Attn: General Counsel
                                   Fax: 701-838-7785

     With a copy to:               IRET Properties
                                   P.O. Box 1988
                                   Minot, ND 58702-1988
                                   Attn: Thomas A. Wentz, Jr.
                                   Fax: 701-838-7785

     If to Seller:                 c/o Wilsons The Leather Experts, Inc.
                                   7401 Boone Avenue North
                                   Brooklyn Park, Minnesota 55428
                                   Attn: Director, Legal Services

                                   Fax: 763-391-4343

     with a copy to:               Faegre & Benson LLP
                                   2200 Wells Fargo Center
                                   90 South 7/th/ Street
                                   Minneapolis, Minnesota 55402
                                   Attn: Thomas M. Mayerle
                                   Fax: 612-766-1600


                                   ARTICLE 11
                              ADDITIONAL COVENANTS

     11.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     11.2 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

     11.3 SURVIVAL AND BENEFIT. All representations and warranties, notwithstanding any investigation made by any party hereto, shall survive closing for a period of twelve (12) months. All representations, warranties, agreements, obligations, and indemnities of the parties shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     11.4 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     11.5 PURCHASER'S INVESTIGATION AND INSPECTIONS. If, during any test, study, investigating, inspection or other due diligence activity conducted by or on behalf of Purchaser pursuant to this Agreement, Purchaser discovers that any representation or warranty or any other information delivered by Seller to Purchaser in respect to the Property is inaccurate, untrue or incorrect, but Purchaser nevertheless closes this transaction, Purchaser shall be deemed to have waived any rights, claims or suits against Seller related to and released Seller from any loss, damage, injury, liability, cost or expense suffered or incurred by Purchaser on account of any such inaccurate, untrue or incorrect representation, warranty or information.

     11.6 INTERPRETATION.

          (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.

          (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

          (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

          (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to "days" shall mean calendar days.

          (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     11.7 COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed one (1) instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the date first written above.

                                       PURCHASER:

                                       IRET Properties
                                       A North Dakota limited partnership

                                       By: /s/ Thomas A. Wentz Sr.
                                          --------------------------------------
                                       Name: Thomas A. Wentz Sr.
                                             -----------------------------------
                                       Title: President
                                              ----------------------------------


                                       SELLER:

                                       Bermans The Leather Experts, Inc.
                                       A Delaware corporation

                                       By: /s/ Peter G. Michielutti
                                          --------------------------------------
                                       Name: Peter G. Michielutti
                                       Title: Chief Financial Officer

                                    EXHIBIT A

                                LEGAL DESCRIPTION

The East 1000 feet of the Southeast Quarter of the Northwest Quarter of Section 30, Township 119, Range 21 except the South 560 feet thereof and except that part thereof lying North of a line drawn parallel with and distant 1350.20 feet South of the North line of the Northwest Quarter of said Section 30.

Together with an easement for road purposes over the East 30 feet of the North 130 feet of the South 395 feet of the West 330 feet of Government Lot 2 of
Section 30, Township 119, Range 21, as shown in deed Document No. 435117.

All situate in Hennepin County, Minnesota

Torrens Property
Torrens Certificate No. 696908

                                    EXHIBIT B

                                    CONTRACTS

     Roof Guarantee, GAF Materials Corporation.

     There are no Assigned Contracts.

                                    EXHIBIT C

                                  FORM OF LEASE

                                    EXHIBIT D

                              SCHEDULE OF LICENSES


                                      None

                                    EXHIBIT E

                           PERMITTED TITLE EXCEPTIONS

1. General real estate taxes and installments of special assessments not yet due and payable.

2. Rights of the tenant, as tenant only, under the Lease and any other leases approved by Purchaser.

3. Matters reflected as exceptions to title on the Title Commitment heretofore delivered to Purchaser, except for the following:

          Mortgage, dated June 19, 2001, filed as Document Number 340643, in the office of the Registrar of Titles of Hennepin County, Minnesota, and related UCC Financing Statement, which shall be paid and discharged by Seller at the Closing.

4. All easements, reservations, restrictions and covenants of record and all matters which an accurate survey of the property would disclose

                                    EXHIBIT F

                           TANGIBLE PERSONAL PROPERTY

     No inventory of specific items has been prepared. Accordingly, this Exhibit F is intentionally left blank.

                                    EXHIBIT G

                                TENANT EQUIPMENT

Distribution Center sortation, packing and shipping systems and related equipment

Distribution Center racking

Distribution Center forklifts, truck lifts and other such equipment

Distribution Center pallets, movable shelving and other storage fixtures not affixed to the building

Office furniture and decor, in both the Home Office and Distribution Center

Cubicle work stations in Home Office and Distribution Center

All computer equipment, including but not limited to servers, PCs, monitors and related equipment

Computer room HVAC equipment

All telephones and related equipment, including routers and boxes

All copiers, fax machines, CAD systems, blueprint machines and other office equipment

All filing cabinets and movable storage shelving

All machinery and equipment in the lunchroom area, either owned or leased by Tenant

All machines and equipment in the fitness room

Garment hanger grids and garment fixtures in sample rooms and throughout building

All picnic tables, flower pots, grills and other outdoor decor items

Two (2) large stone camels

Portable smoking hut

                                       G-1